UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2007

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on June 1, 2007.

At the meeting, you will be asked to act on the following matters:

1.                                       election of two directors to serve for a term of three years;

2.                                       approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 40,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 42,000,000;

3.                                       approval of a proposal for adoption of the Evolving Systems, Inc. 2007 Stock Incentive Plan;

4.                                       the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2007; and

5.                                       such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems’ common stock and its Series B Convertible Preferred Stock at the close of business on April 4, 2007 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY INTERNET OR TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help Evolving Systems reduce postage and proxy tabulation costs.

Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.voteproxy.com 24 hours a day/7 days a week	1-800-776-9437 (toll free) 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. eastern time on May 31, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on May 31, 2007. Have your proxy card in hand when you call and then follow the instructions.

By order of the Board of Directors,

Englewood, Colorado April 6, 2007	Anita T. Moseley Secretary

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 1, 2007

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on June 1, 2007, and any postponements or adjournments thereof. Evolving Systems first mailed these proxy materials to stockholders on or about April 12, 2007. In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf.  By completing and returning the enclosed proxy card, you are giving the XXXX the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your stock in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts.  It your stock is held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker.  You should vote on and sign each proxy card you receive.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Evolving Systems during 2006 and respond to questions from stockholders.

Who can vote at the Annual Meeting?

All stockholders of record at the close of business on April 4, 2007, or the “record date,” are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting. Those stockholders who do not expect to attend the annual meeting are encouraged to complete their enclosed ballots and return them by mail, phone or the Internet as described below.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your stock is held.  If your stock is registered directly in your name with American Stock Transfer and Trust Company, the Company’s transfer agent, you are a “stockholder of record.”  If your stock is held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting. Management encourages all stockholders to vote their shares.

What are the voting rights of the holders of the Series B Convertible Preferred Stock?

The holders of the Series B Convertible Preferred Stock are entitled to vote on any matters presented to our stockholders together with the holders of common stock. While each share of Series B Convertible Preferred Stock converts into three shares of the Company’s common stock, each such share of Series B Convertible Preferred Stock is only entitled to 2.26 votes in order to comply with certain voting rights rules promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) relating to the fact that the Series B Convertible Preferred Stock was issued at a discount to market on the date of issuance. As of the record date, the holders of the Series B Convertible Preferred stock were entitled to an aggregate of [2,184,665] votes on all matters presented to the holders of common stock based on their ownership of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is voluntarily convertible into our common stock at any time at the option of each holder, at which time each such share of common stock will be entitled to one vote per share.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote if my shares are held in my name?

Stockholders who own shares of common stock registered directly in their name as determined by our stock records maintained by American Stock Transfer & Trust Company, the Company’s transfer agent, may vote their shares in any of the following ways:

•                  by mailing their signed proxy card,

•                  by telephone by calling (toll-free) 1-800-PROXIES (1-800-776-9437),

•                  via the Internet at the following address on the World Wide Web: http://www.voteproxy.com, or

•                  by attending the meeting and voting in person.

Each stockholder planning to vote by telephone or the Internet should have his, her or its proxy card handy as the unique control numbers printed on the proxy card will be required in order to vote by either of such means.

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please return your proxy card promptly to ensure your vote will be counted in the final tabulation.

How do I vote if my shares are held in a brokerage account?

A number of brokerage firms and banks are participating in separate programs that offer telephone and/or Internet voting options. Such programs are different from the programs provided for shares registered directly in the name of the stockholder. If your shares of common stock are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares by telephone and/or via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your stock. If you want to vote in person at the Annual Meeting and you hold Evolving Systems common stock in street name, you must obtain a legal proxy from your broker and bring it to the Annual Meeting, together with proper identification and a copy of a brokerage statement for admittance to the meeting.

Please note that if you cast your vote by mailing a signed proxy card, by telephone or via the Internet, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Evolving Systems and its stockholders.

Why is the Company seeking to approve the authorization of an additional 15,000,000 shares of Common Stock?

The Company currently only has approximately                             unreserved shares of its common stock available for issuance. We believe that an increase in the authorized number of shares of common stock will provide flexibility for corporate opportunities, such as additional stock offerings for operations and growth initiatives, potential acquisitions, stock dividends and issuances under equity compensation plans.   Increasing the authorized number of shares of common stock will not, in and of itself, result in more shares being issued.  As of the record date, we did not have any agreement with or commitment to any third party for the issuance of any shares of common stock if the increase is approved, other than shares of stock that would be allocated to the Evolving Systems, Inc. 2007 Stock Incentive Plan as described in Proposal No. 3.

Why is the Company seeking to adopt a Stock Incentive Plan?

The Company’s stock option plan expired in January, 2006 and we no longer have the ability to grant stock incentives, such as stock options and restricted stock, except under very limited circumstances allowed by Nasdaq.  We believe that having a stock incentive plan is an important employee retention tool as well as a way to align employees’ and directors’ interests with stockholder interests.

What happens if the Company’s stockholders approve the adoption of a Stock Incentive Plan but do not approve the increase in the authorized shares of capital stock?

In the event the Stock Incentive Plan is approved (Proposal No. 3) but the increase in authorized capital stock (Proposal No. 2) is rejected, the Stock Incentive Plan will not be put in place.  Although the Company would have XXX shares of common stock available to fund the Stock Incentive Plan without an increase in authorized capital stock, we do not think it is in the best interests of the Company to allocate these remaining shares of stock to the Stock Incentive Plan.

What if I do not indicate my preference on the proxy card?

If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted (i) FOR the election of the nominated slate of directors; (ii) FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 40,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 42,000,000; (iii) FOR the adoption of the Evolving Systems 2007 Stock Incentive Plan; and (iv) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2007. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What are the recommendations of the Board of Directors?

The Board recommends stockholders vote FOR all proposals. Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are set forth below. In summary, the Board recommends a vote:

•                  FOR the election of the nominated slate of directors;

•                  FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 40,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 42,000,000;

•                  FOR the approval of the Evolving Systems, Inc. 2007 Stock Incentive Plan; and

•                  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2007.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

What are the quorum requirements and how are abstentions and broker non-votes treated?

Outstanding Shares and Quorum.  As of the record date, Evolving Systems had [XX,XXX,XXX] shares of its common stock outstanding and [XXX,XXX] shares of Series B Convertible Preferred Stock, convertible into [X,XXX,XXX] shares of our common stock and entitled to [X,XXX,XXX] votes.  The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote on all matters and each share of Series B Convertible Preferred Stock is entitled to 2.26 votes on all matters, for a total of [XX,XXX,XXX] possible eligible votes for the proposals set forth herein.

Abstentions.  If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter. Consequently, if you abstain from voting on the proposal to elect directors (Proposal No. 1), your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to approve the amendment to our certificate of incorporation (Proposal No. 2) or to approve the adoption of the Evolving Systems 2007 Stock Incentive Plan (Proposal No. 3) or to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), your abstention will have the same effect as a vote against these proposals.

Broker Non-Votes. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. For shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of the proposal to approve the proposal to approve the amendment to our certificate of incorporation (Proposal No. 2), and the proposal to approve a Stock Incentive Plan (Proposal No. 3) which are non-routine matters, if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of these proposals. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing us that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposal to elect directors (Proposal No. 1) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), which are routine matters.

Election of Directors.  The election of directors is a routine matter for brokers that hold their clients’ shares in “street name.” If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

Approval of the Amendment to Evolving Systems’ Certificate of Incorporation.  The approval of the amendment to Evolving Systems’ certificate of incorporation is a non-routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding and our Series B Convertible Preferred Stock, voting together as a single class, will be required to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Approval of the Stock Incentive Plan.  The approval of the proposal relating to the Evolving Systems 2007 Stock Incentive Plan is a non-routine matter for brokers that hold their clients’ shares in “street name” and requires the affirmative vote of a majority of the shares of the Company’s common stock and our Series B Convertible Preferred Stock, voting together as a single class, present or represented by proxy and entitled to vote at the 2007 Annual Meeting.  Abstentions will be counted as present for purposes of determining the presence of a quorum.  Abstentions will have the same effect as a negative vote.  Broker non-votes will have no effect on the outcome of the vote.

Ratification of KPMG LLP as Evolving Systems’ Independent Registered Public Accounting Firm.  The ratification of KPMG LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock and our Series B

Convertible Preferred Stock, voting together as a single class, present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Is it possible that the Annual Meeting will be adjourned to a later date?

Yes, the Annual Meeting may be adjourned or postponed to a later date for the purpose of soliciting additional proxies, if necessary or appropriate, to establish a quorum or to receive enough votes to approve the proposals set forth herein.  Any adjournment may be made by the chairman of the meeting (or by a vote of a majority of the shares represented at the meeting), without additional notice to you if an announcement is made at the Annual Meeting that sets forth the new date, time, place and the means of remote communication, if any, of the new meeting.  If the Annual Meeting is adjourned, the proxies granted for the Annual Meeting will be permitted to vote at the new meeting as well, unless any such proxies are revoked prior to such time.  If the Annual Meeting is adjourned to a date that is more than 30 days later than the original Annual Meeting date, however, a notice of the new meeting will be given to each stockholder of record entitled to vote at such meeting.

Do I have dissenters’ rights with respect to any of the proposed matters?

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to any of the proposals.

Delivery of this Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Evolving Systems stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that the Board of Directors is divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors presently consists of five (5) members. Except for Mr. Gartside who was an executive officer of the Company until March 31, 2007, and Mr. Hallenbeck, who was an executive officer of the Company until September 2, 2005, the Directors are independent under Nasdaq’s current listing standards.

There are two Directors, Stephen K. Gartside, Jr. and Philip M. Neches, whose terms of office expire in 2007. The Board has nominated Mr. Gartside and Mr. Neches for re-election. There are currently two (2) vacancies on the Board which will remain following this election. The Board may fill these vacancies pursuant to the Company’s bylaws, except that currently one of these vacancies is reserved for appointment by the Series B Convertible Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting. Ages are as of April 4, 2007, the record date.

Vote Required and Recommendation of Board of Directors

The election of directors is a routine matter for brokers that hold their clients’ shares in “street name.” If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees for Election for a Three Year Term Expiring at the 2010 Annual Meeting

Stephen K. Gartside, Jr.

Stephen K. Gartside, Jr., 41, became a member of the Board of Director in January, 2004, and was named Chairman of the Board of Directors on April 1, 2007.  He held the positions of President and Chief Executive Officer of the Company from January 2004 until March 31, 2007. Mr. Gartside joined the Company in August 2001 as Vice President of Marketing and Corporate Business Development. He was promoted to the position of Executive Vice President of Sales and Operations in January 2003. Before joining the Company, from July 1998 through October 2000, Mr. Gartside served as Senior Vice President of Corporate Development of TeraBeam Corporation, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics. Prior to TeraBeam, Mr. Gartside was the Regional Director, Communications Division, for Stratus Computers, where he had responsibility for sales of platform, OSS and Network Element solutions to carriers in the Western United States. Mr. Gartside has also held a number of sales, marketing and sales management positions, with NCR and AT&T Global Information Solutions. In his eleven-year career with NCR and AT&T GIS, his focus was on selling solutions for the communications industry. Mr. Gartside holds a B.B.A. in Marketing from the University of Texas and has pursued M.B.A. studies at the University of St. Thomas.

Philip M. Neches

Dr. Neches, 55, became a member of the Board of Directors in August 2005, when he was appointed by the Board of Directors of the Company to fill a vacancy on the Board. He is currently the Chairman of Foundation Ventures LLC, a New York City based investment bank serving information technology and life science companies. Since September 1996, Dr. Neches has acted as an independent consultant, advisor and board member for a number of public and private information technology companies. Prior to 1996, Dr. Neches served as Vice President and Group Technology Officer, Multimedia Products and Services Group, AT&T Corporation (1994-1996) and Senior Vice President and Chief Scientist at NCR Corporation (1989-1994). Dr. Neches founded Teradata Corporation in July 1979, where he served as Vice President and Chief Scientist (1979-1988). Teradata pioneered the application of parallel processing to commercial applications with hardware and software products that implement the world’s largest relational databases. Dr. Neches currently serves on the Board of Trustees of the California Institute of Technology, sits on its Alumni Relations, Audit & Compliance Committee, Business & Finance, Development, JPL, and Executive Committees, and chairs the Technology Transfer Committee and the Visiting Committee for the Division of Engineering and Applied Science. Dr. Neches received his formal training at the California Institute of Technology, where he holds a B.S. (1973), M.S. (1977), and Ph.D. (1983) in Computer Science.

Directors Continuing in Office until the 2009 Annual Meeting

George A. Hallenbeck

George A. Hallenbeck, 65, was a founder of the Company in June 1985 and has been a member of the Board of Directors since that time.  He served as Chairman of the Board of Directors from June, 1985 until March 31, 2007.  Mr. Hallenbeck served as the Company’s Chief Executive Officer from June 1985 until December 1996; he resumed the position as Chief Executive Officer in October 1998 until December 2003. In January 2004, Mr. Hallenbeck resigned as Chief Executive Officer and became the Company’s Chief Technology Officer, a position he held until September 2, 2005. Mr. Hallenbeck received a B.A. from the University of Colorado.

David J. Nicol

David J. Nicol, 61, became a member of the Board of Directors in March 2004. Since December 2005 he has served as Executive Vice President and Chief Financial Officer for Solutionary, an IT security services provider. From 2001 to the end of 2003, Mr. Nicol served as Sr. Vice President of Product Management and Development for VeriSign Communications Services. VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to VeriSign’s acquisition of Illuminet, Inc. in 2001, Mr. Nicol held the same position at Illuminet since 1999. In those capacities, Mr. Nicol was responsible for product management, product development, application support, and business development for network services, IN services, clearinghouse services, CALEA compliance services and wireless services. Prior to 1999, Mr. Nicol held the positions of Vice President of Business Development for ITN, Chief Operating Officer for International Micronet Systems, Inc., and Chief Operating Officer and Partner for iLAN, Inc. From 1984 to 1990, Mr. Nicol held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President of Planning. Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology and a Ph.D. from Case Western Reserve University.

Directors Continuing Until the 2008 Annual Meeting

Steve B. Warnecke

Steve B. Warnecke, 50, joined the Company’s Board of Directors in March 2003. He is currently the Chief Financial Officer of The Children’s Hospital Foundation, a Colorado not-for-profit foundation, Chief Executive Officer of Children’s Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation and Boppy Company, a private company that sells baby products. In 1983, Mr. Warnecke founded and he remains President of Children’s Business Partners, Inc., a venture capital company.  He is also CEO and majority owner of Sixty-Five Roses Ranch, Inc. In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.’s Western Union subsidiary.  From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver based Frontier Airlines.  Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

During the Company’s last fiscal year ended December 31, 2006, the Board of Directors met 7 times; executive sessions of the Board (meetings of independent directors) were held 4 times; and the Board acted by unanimous consent 1 time. Each director attended at least 75% of all Board meetings in fiscal year 2006.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Below is a table that provides membership and meeting information for each of the Board committees. In fiscal year 2006 each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit		Compensation		Governance & Nominating
Mr. Gartside
Mr. Hallenbeck			X		X
Mr. Neches	X		X		X	*
Mr. Nicol	X		X	*
Mr. Warnecke	X	*			X
Total meetings in fiscal year 2006	7		2		3

*                                         Denotes Committee Chairperson as of December 31, 2006.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that, other than Mr. Hallenbeck, each member of each committee meets the independence requirements under the Nasdaq’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “Company—Corporate Governance.” The Audit Committee consists of Messrs. Neches, Nicol and Warnecke, all of whom are independent directors as required under Exchange Act Section 10A(m)(3) and Nasdaq listing standards. The Board of Directors has determined that Mr. Warnecke is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this Proxy Statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and our other executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. (Note: Our stock option plan expired in January 2006 and we currently do not have an equity compensation plan in place, although we are seeking approval for a stock incentive plan in this Proxy solicitation.) The Compensation Committee consists of Messrs. Neches, Nicol and Hallenbeck. Messrs. Neches and Nicol are independent under current Nasdaq listing standards for purposes of serving on this committee. Mr. Hallenbeck is not considered independent under Nasdaq listing standards because he served as an executive officer of the Company until September 2, 2005. The Board, however, determined that because Mr. Hallenbeck was a founder of the Company and has significant knowledge of the Company’s business and the communications industry, Mr. Hallenbeck could provide a valuable contribution to the Compensation Committee. In accordance with Nasdaq listing standards, Mr. Hallenbeck may not serve more than two years on the Compensation Committee and he will be resigning from the Compensation Committee on or before November 1, 2007.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “Company—Corporate Governance.”

Governance and Nominating Committee.  The primary responsibilities of the Governance and Nominating Committee (the “Nominating Committee”) are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors.

In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•                  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

•                  Experience in reviewing, and the ability to understand, financial statements.

•                  Experience in the operational and corporate governance aspects of running a public company.

•                  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•                  The candidate’s independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by one of our customers or a competitor would not be eligible for our Board.

•                  The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•                  Experience with mergers and acquisitions.

•                  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•                  A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. The Committee will also consider factors relating to the current composition of the Board, including, but not limited to, the diversity of the Board.

The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

•                  Nomination of an existing Board member whose term is expiring.  Each year prior to preparation of the Proxy Statement for the Annual Meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming Annual Meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the Proxy Statement.

•                  Consideration of candidates proposed by Stockholders.  The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the Proxy Statement (and received in accordance with the procedures described in our Bylaws and its previous year’s Proxy Statement) will be included in the Proxy Statement in accordance with SEC regulations.

•                  Consideration of new candidates for the Board.  The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “Company—Corporate Governance.” The current members of the Nominating Committee are Messrs. Hallenbeck, Neches and Warnecke. Mr. Neches and Mr. Warnecke are independent under current Nasdaq listing standards. Mr. Hallenbeck is not considered independent under Nasdaq listing standards because he served as an executive officer of the Company until September 2, 2005. The Board, however, determined that because Mr. Hallenbeck was a founder of the Company and has significant knowledge of the Company’s business and the communications industry, Mr. Hallenbeck could provide a valuable contribution to the Nominating Committee. In accordance with Nasdaq listing standards, Mr. Hallenbeck may not serve more than two years on the Nominating Committee and he will be resigning from the Nominating Committee on or before July 26, 2007.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “Company—Corporate Governance.”  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  The Board also evaluates its performance annually.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Code of Conduct”), posted on our website, www.evolving.com, under “Company—Corporate Governance.” We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. We have also established a confidential hotline to answer employees’ ethics questions and report ethical concerns. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints we receive regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest.  We refer to these transactions as related person transactions.  Related person transactions have the potential to create actual or perceived conflicts of interests between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Evolving Systems, Inc., 9777 Pyramid Ct., Suite 100, Englewood, CO 80112 Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders. At the 2006 Annual Stockholders’ Meeting, there were two (2) members of the Board present.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

GENERAL

The Company’s certificate of incorporation currently authorizes the issuance of 25,000,000 shares of common stock and 2,000,000 shares of preferred stock. The Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 25,000,000 to 40,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 42,000,000. No change is being proposed to the authorized number of shares of preferred stock.   We believe that an increase in the number of authorized shares of common stock is necessary to enable the Company to have additional shares for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, Article IV. A. of the Company’s certificate of incorporation would be amended to read in its entirety as follows:

“A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is forty-two million (42,000,000), of which forty million (40,000,000) shares shall be Common Stock and two million (2,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.”

A form of the Amendment to Evolving Systems’ Restated Certificate of Incorporation reflecting the increase in authorized capital is annexed to this Proxy Statement as Appendix A.

Reasons for the Increase in the Number of Authorized Shares of Common Stock

We are seeking stockholder approval of an increase in the Company’s number of authorized shares of common stock. Our certificate of incorporation currently authorizes the issuance of up to 25,000,000 shares of common stock and we had [XX,XXX,XXX] shares of common stock outstanding as of the record date.   In addition, we have [XXX,XXX] shares of Series B Convertible Preferred Stock which is convertible into [X,XXX,XXX] shares of the Company’s common stock. Taking into account the shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock and our option and stock purchase plans, we have approximately XXX,XXX shares of common stock available for issuance.

An increase in the number of authorized shares of common stock will enable us to pursue additional corporate opportunities, including additional stock offerings for operating and growth initiatives, potential acquisitions, stock dividends and equity compensation plans. Other than shares of stock that would be allocated to the Evolving Systems, Inc. 2007 Stock Incentive Plan described in Proposal No. 3, as of the record date we do not have any agreement with or commitment to any third party for the issuance of any shares of common stock which will be authorized if this amendment is approved.

Impact of the Issuance on Existing Stockholders

Our existing common stockholders will have rights which are equal to those of the holders of any common stock which could be issued following the increase in authorized common stock. Approval of an increase in the Company number of authorized shares of common stock, in and of itself, will not result in dilution.  However, in determining whether to vote for this proposal, stockholders should consider that they are subject to the risk of substantial dilution to their interests which would result if shares of common stock are issued, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the Company’s outstanding common stock.

Not An Offer To Sell Or Solicitation of An Offer To Purchase Securities

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE SALE AND ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Board of Directors’ Reservation of Rights

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Required Vote And Recommendation of Board of Directors

The approval of the amendment to Evolving Systems’ certificate of incorporation is a non-routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to our certificate of incorporation. As of the record date there were [XX,XXX,XXX] shares of common stock outstanding and [XXX,XXX] shares of Series B Convertible Preferred Stock , convertible into [X,XXX,XXX] shares of our common stock.  Therefore, this amendment must receive the affirmative vote of at least X,XXX,XXX shares of common stock on an as-converted basis. Each outstanding share of common stock is entitled to one vote on all matters and each share of Series B Convertible Preferred Stock is entitled to 2.26 votes.  Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2,

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3

APPROVAL OF THE

EVOLVING SYSTEMS, INC. 2007 STOCK INCENTIVE PLAN

Introduction

The Board of Directors recommends that stockholders approve the Evolving Systems, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), which was unanimously approved by the Board on March 12, 2007.

The 2007 Plan is intended to be the successor to the Evolving Systems Stock Option Plan, which expired on January 18, 2006.  The purpose of the 2007 Plan is to create incentives for eligible employees, consultants and Directors to maximize the long-term value of the Company by granting awards to acquire our common stock (or awards that are valued by reference to the Company’s common stock), collectively referred to as “stock awards.”

Purpose of Adopting the 2007 Plan

Adoption of the 2007 Plan will give the Company the ability to provide equity-based compensation to participants to encourage them to continue providing services to the Company and to better assure that their interests are aligned with the Company’s stockholders.  We believe that ability to provide stock awards as compensation will allow us to attract and retain qualified employees and Directors.  The grant of a stock award has several attractive characteristics, both to the recipient and to the Company, which make such grants more attractive than increasing the level of cash compensation.  For example, granting stock awards provides an incentive to individuals because stock ownership permits them to share in the Company’s growth.  The Company benefits because these individuals will be motivated to grow and improve the performance of the Company.  In addition, the grant of certain stock awards preserves the Company’s cash resources.

If the stockholders approve the 2007 Plan, and also approve Proposal No. 2 authorizing an increase in the Company’s authorized capital, the Company will reserve 2,000,000 shares of common stock for issuance under the 2007 Plan.  We anticipate that, following the receipt of stockholder approval of these proposals, we will, from time to time, make stock awards to eligible Participants as part of our overall compensation strategy.

In determining whether to vote for this proposal, stockholders should consider that they are subject to the risk of dilution to their interests which would result if shares of common stock are issued under the 2007 Plan, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the Company’s outstanding common stock.

We have not made any specific determinations regarding individuals who may receive awards, the size of stock awards or other terms of the awards.  If the stockholders do not approve both Proposal No. 2 and this Proposal No. 3, the Company will not have a stockholder-approved plan from which to be able to make equity incentive stock awards on an ongoing basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3,
APPROVAL OF ADOPTION OF THE EVOLVING SYSTEMS, INC. 2007 STOCK INCENTIVE PLAN.

Summary of the Key Terms of the 2007 Plan

The following is a brief description of the 2007 Plan.  The full text of the 2007 Plan is attached as Appendix B to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2007 Plan set forth in Appendix B.

Administration of the 2007 Plan.  The Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors (the “Committee”) administers the 2007 Plan and determines recipients and types of awards to be granted, including the exercise price, exercisability and number of shares subject to the award.  The Committee may also delegate administrative powers to a subcommittee or to officers of the Company subject to certain conditions.

Eligibility.   All employees (including officers), consultants and Directors of the Company or any parent or any subsidiary of the Company are eligible to receive stock awards under the 2007 Plan (each employee, consultant, Director who receives such a stock award is referred to as a “participant.”)  Participants will receive grants of stock awards at the discretion of the Committee as compensation for their services to the Company.

Types of Awards.  The types of stock awards that are available for grant under the 2007 Plan are:

•                  incentive stock options;

•                  nonstatutory stock options;

•                  restricted stock;

•                  restricted stock units;

•                  stock appreciation rights;

•                  performance awards; and

•                  other stock-based awards.

Stock Subject to the 2007 Plan.  Subject to adjustment for changes in capitalization, the maximum aggregate number of shares of our common stock that may be issued under the 2007 Plan may not exceed 2,000,000 shares, the “share reserve.”  The maximum number of shares that may be issued with respect to incentive stock options is 2,000,000 shares, subject to adjustment for changes in capitalization.  Each share of common stock issued pursuant to an option or stock appreciation right will reduce the share reserve by one share and each share of common stock issued pursuant to an award of restricted stock, restricted stock units, performance award or other stock-based award will reduce the share reserve by one and one-half shares.  To the extent that a distribution pursuant to a stock award is made in cash, the share reserve will be reduced by the number of shares of common stock subject to the redeemed or exercised portion of such stock award.  Shares of common stock covered by stock awards that expire, are cancelled, terminate, are repurchased by us at cost or reacquired by us prior to vesting will revert to or be added to the share reserve and become available for issuance under the 2007 Plan; provided, however, that shares of common stock will not revert to or be added to the share reserve to the extent that the shares are (a) tendered for payment of the exercise price of an option, (b) withheld by us to satisfy any tax withholding obligation, or (c) purchased by us with proceeds from the exercise of an option.  In addition, the share reserve shall be reduced by the full number of shares of common stock covered by a stock appreciation right that is exercised or settled.  Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full become available again for the grant of awards under the 2007 Plan.  Shares with respect to which stock appreciation rights have been exercised are not available for the grant of new awards.

Individual Award Limits.  No participant shall be eligible to be granted stock awards covering more than 500,000 shares of common stock, subject to adjustment for changes in capitalization during any calendar year.  The maximum dollar amount that may be paid to a single participant in any calendar year shall not exceed $500,000.

Adjustment.  Transactions not involving the receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the 2007 Plan and outstanding awards.  In that event, the 2007 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 2007 Plan and other share limits.  Outstanding awards also will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

Fair Market Value.  Generally, fair market value of the Company’s common stock will be the closing sales price of one share of the Company’s common stock on the NASDAQ Capital Market on the date of determination.

Stock Options and Stock Appreciation Rights.   The Committee may award stock options in the form of nonstatutory stock options or incentive stock options or stock appreciation rights, each with a maximum term of ten years.  The exercise price for the option and the grant price for the stock appreciation right may not be less than 100% of the fair market value of one share of common stock on the date of grant.  The Committee will establish the vesting schedule for stock options and stock appreciation rights and the method of payment for the exercise price of an option, which may include cash, shares, or other awards.  The Committee will establish in the award agreement the period of time that the participant will have after termination of continuous service with the Company to exercise the vested portion of an outstanding option or stock appreciation right.  Stockholder approval of the class of eligible participants under the 2007 Plan and the limit on the number of shares covered by an award granted to any one participant during a calendar year is intended to satisfy the stockholder approval conditions for stock options and stock appreciation rights to qualify as deductible under Section 162(m) of the Internal Revenue Code.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock and restricted stock units and establish applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Committee may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may defer the payment of dividends, with or without interest, until the award is vested or paid.  The Committee will establish the manner and timing under which restrictions may lapse.  If the participant’s continuous service is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Performance Awards and Other Stock-Based Awards.  The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the Company or the participant during a performance period.  The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the Committee will determine.

Dividends and Dividend Equivalents.  The Committee may provide in an award agreement that the participant is entitled to receive, currently, or on a deferred basis, dividends or dividend equivalents, with respect to the shares of common stock covered by the award.

Material Terms of Performance Goals for Covered Persons.  The Company intends for certain awards made under the 2007 Plan to comply with the requirements for performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code.  Generally, current federal tax law does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to the chief executive officer and the four most highly compensated executive officers unless such payments are “performance-based” as defined in the tax laws.  One of the requirements for compensation to be performance-based under those laws is that the company must obtain stockholder approval every five years of the material terms of performance goals for such compensation.

Group of Employees Covered.  The group of employees whose compensation would be subject to the performance goals would include the Company’s senior executive officers, including the chief executive officer and the four most highly compensated executive officers, “covered officers,” and other officers or individuals who may become covered officers.

Business Criteria.  The Company intends to use one or more of the following performance criteria as the basis for the performance goals:  (i) revenue, (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) net earnings, (iv) net income, and (v) cash flow, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.  The Committee may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous quarter’s or year’s results or to a designated comparison group, in each case as specified by the Committee in the award.  The Committee may establish the threshold, target and maximum performance levels, and the number of shares or dollar amounts payable at various performance levels from the threshold to the maximum.

Per-Person Maximum Amounts.  Awards may be denominated either in shares of common stock or in dollar amounts.  The maximum number of shares that may be received by an individual in payment of a stock performance award in any calendar year is 500,000 shares, subject to adjustment for changes in capitalization.  For a performance award denominated in dollars, the maximum payment to an individual in any calendar year is $500,000.  The compensation attributable to the exercise of stock options and stock appreciation rights is equal to the difference in the exercise or grant  price, which may not be less than 100% of the fair market value of one share of common stock on the date of grant, and the current value of the stock at the time of exercise.

The Committee has established qualifying performance criteria and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions.  If the 2007 Plan is approved by the stockholders, the Company reserves the right to award or pay other additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the 2007 Plan) to the Company’s covered officers.  These other forms of compensation may be paid regardless of whether or not the qualifying performance goals for performance awards described above are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible.

Effect of Change of Control.  Upon certain changes of control of the Company, the successor corporation may assume outstanding stock awards or substitute equivalent stock awards.  If the successor corporation refuses to do so, such stock awards will become fully vested and exercisable for a period of 15 days after notice from the Company but the option will terminate if not exercised during that period.

For this purpose, a “Change of Control” means the occurrence of any of the following:  (1) a sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

Limitations on Transfer.  Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.

Amendment and Termination of the 2007 Plan.  The Board may amend, suspend or terminate the 2007 Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules.  The Committee may waive conditions or amend the term of awards, or otherwise amend or suspend awards already granted subject to certain conditions.

Effective Date; Term of the 2007 Plan.  The 2007 Plan will become effective immediately upon its approval by the Company’s stockholders.  Unless earlier terminated by the Board, the 2007 Plan will terminate on March 11, 2017.

Federal Income Tax Information

The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of the applicable federal law as currently in effect.  Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2007 Plan or of stock awards granted under the 2007 Plan.  Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, participants are advised to consult their individual tax advisors.

Nonstatutory Stock Options.   The grant of a nonstatutory stock option will not result in the recognition of taxable income by the participant or in a deduction for the Company.   Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and generally, the Company is entitled to a tax deduction for the amount of the income recognized by the participant (subject to Section 162(m) of the Internal Revenue Code).  If the participant later sells any of the shares acquired upon exercise of the nonstatutory stock option, any gain or loss recognized will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).  Certain additional rules apply if the exercise price is paid in shares previously owned by the participant.

Incentive Stock Options.  Incentive stock options granted under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Internal Revenue Code.  There generally are no federal income tax consequences to the participant or the Company upon the grant or exercise of an incentive stock option.  However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price will result in an adjustment to taxable income for purposes of the alternative minimum tax.  If the participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of the shares will be a long-term capital gain or loss.  Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the disposition.  The participant may also have additional gain or loss upon the disqualifying disposition, which will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares).  To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding deduction for the tax year in which the disqualifying disposition occurs.

Stock Appreciation Rights.  The grant of a stock appreciation right will not result in the recognition of taxable income by the participant or in a deduction for the Company.   Upon exercise, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the participant.  The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m) of the Internal Revenue Code).  Gain

or loss upon a subsequent sale of any shares received by the participant will generally be taxed as capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Other Awards.   A participant who is granted restricted stock, restricted stock units, performance awards or other stock-based awards will generally not be taxed at the time of grant of the award unless the participant makes a Section 83(b) election under the Internal Revenue Code to be taxed at the time of grant or exercise, as applicable.  Upon the payment of shares with respect to units or upon the lapse of restrictions on transferability or the lapse of risk of forfeiture with respect to restricted stock, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares.  The Company is required to withhold tax on the amount of income recognized and the Company will generally be allowed a tax deduction on the amount of the income recognized (subject to Section 162(m) of the Internal Revenue Code).  The participant’s tax basis in the shares will be equal to the amount of ordinary income recognized.  Upon subsequent disposition of the shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Section 162(m) – Potential Limit on Company Deduction.  Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation.  In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and the plan is approved by the stockholders and contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, and (i) either the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) prior to vesting or exercisability of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Restricted stock, restricted stock units, performance awards, and other stock-based awards qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New 2007 Plan Benefits

No awards have been granted under the 2007 Plan.  Awards under the 2007 Plan will be authorized by the Committee in its sole discretion.  In 2006, there were no grants of stock awards to the named executive officers, the Directors, consultants or to any other individuals.  Therefore, it is not possible to determine the benefits or amounts that will be received by any particular individual or group of individuals in the future or that would have been received in fiscal year 2006 had the 2007 Plan been in effect. Therefore, we have not included a table reflecting such benefits and awards.

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2006 concerning the Company’s Employee Stock Purchase Plan and Stock Option Plan. Both of the Plans were approved by the stockholders. See “Security Ownership of Certain Beneficial Owners and Management.”

Equity Compensation Plans Approved by Security Holders	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
Stock Option Plan	4,057,898	$3.14	0	(1)
Employee Stock Purchase Plan	—	—	333,262
Warrants	0	0	0

(1)                                  Our Stock Option Plan expired on January 18, 2006, with 1,212,476 shares of stock remaining available for grant. These shares are now included in our total authorized but un-issued common stock.

Note: As of the record date, the number of remaining shares available for issuance under the Employee Stock Purchase Plan was XXX,XXX.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of KPMG LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock and our Series B Convertible Preferred Stock, voting together as a single class, present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4,

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

MANAGEMENT

As of April 4, 2007, the Company’s executive officers are as follows:

Name	Age	Position
Thaddeus Dupper (1)	50	Chief Executive Officer and President
Brian R. Ervine	45	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	55	Sr. Vice President, General Counsel and Secretary
Stuart Cochran	37	Vice President of Activation and Mediation

(1)  Mr. Dupper was named President effective January 1, 2007 and assumed the Chief Executive Officer position on April 2, 2007.  Both positions were previously filled by Stephen K. Gartside, Jr., who became Chairman of the Board on April 2, 2007.

Thaddeus Dupper joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing.   On January 1, 2007, he was promoted to President and on April 2, 2007, he assumed the position of Chief Executive Officer.  Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company. Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics, from June 2000 until September 2003. In addition, he served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000.

Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a B.S. degree in Computer Information Systems from Manhattan College.

Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCon Systems, Inc. and Audit Senior Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a Certified Public Accountant.

Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company.  In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. degree in Political Science from Syracuse University and a J.D. from the University of Utah.

Stuart Cochran joined the Company as a non-executive Vice President of the Activation Market Unit in November 2004 when the Company acquired Tertio Telecoms Limited (now known as Evolving Systems Limited).  In April 2005, he also assumed responsibility for the Company’s Mediation Market Unit. In July 2005, he was appointed as an Executive Officer of the Company. Mr. Cochran joined Tertio Telecoms in August of 1994 and held a number of technical, pre-sales and product management positions until July 2000 when he was appointed Director of Product Strategy and Management, reporting to the company’s chief executive officer and sitting on the management team. In January 2003, Mr. Cochran became the Director of Product Management, Development and Marketing, a position he held at the time of the Tertio Telecoms acquisition. Mr. Cochran has an MSc degree in Computing and Computer Modeling of Optoelectronic Devices and Systems and a BSc (Honours) degree in Theoretical Physics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practice

The executive compensation program is designed to:

•                  Attract and retain talented and productive executives;

•                  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation;

•                  Align the interests of executive officers with our stockholders by putting a significant portion of total compensation at risk, tied to quarterly and annual revenue and EBITDA targets established by the Board; and

•                  Motivate executives to achieve the business goals set by the Company and reward executives for achieving such goals.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page XX), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance.

2006 Executive Compensation Components

For fiscal year ended December 31, 2006, the principal components of compensation of named executive officers were base salary and performance-based incentive compensation.  Historically, executive compensation also included long-term equity compensation consisting of stock option grants.  However, in January 2006, our 1996 Stock Option Plan expired and we are now seeking stockholder approval of a new stock incentive plan as we believe it is an important element of attracting and retaining talented employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.   It is our policy to set base salary levels competitively with selected corporations to which we compare our executive compensation. We select these corporations on the basis of a number of factors, such as their size, the nature of their businesses, the structure of their compensation programs and the availability of compensation information. The companies we looked at were:  Comptel, Intec, Metasolv, NeuStar, Openwave Systems, Synchronoss and Vitria.  When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual’s breadth of knowledge, performance and levels of responsibility.  Previously, the Compensation Committee engaged the services of  Towers Perrin, an outside global human resources consulting firm, to conduct a review of our total compensation program for our key executives.  The Compensation Committee elected not to engage the services of an outside firm in determining compensation for 2006.  During the review of base salaries for executives, the Compensation Committee considered publicly available data on the companies noted above, internal review of the executive’s compensation, both individually and relative to other officers, and individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job description responsibility.  Merit based increases to salaries are based on the Compensation Committee’s assessment of the individual’s performance.

For executive officers as a group, 2006 base salaries were increased by 2% compared to fiscal 2005 in response to increases in the general cost of living.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2006, on an annual basis, the potential incentive compensation percentages ranged from 40% of the executive’s base salary to 75% (as specifically noted in the “Grants of Plan Based Awards” table below), with the opportunity to receive up to 150% of the targeted incentive compensation if certain “stretch” Company performance targets were attained.  These Company performance targets also serve as the basis for incentive compensation paid to non-executive officers to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best align with the Company’s goals for the year. For fiscal 2006, the Compensation Committee determined that these performance goals should be based upon achievement of quarterly and annual revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets. Potential incentive compensation was measured based upon achievement of four quarterly targets and one annual target. For 2006, fifty percent of the executive’s potential incentive compensation was based upon achievement of the revenue targets and fifty percent was based upon achievement of the EBITDA targets.

For 2007, to focus the executives and non-executive employees on the Company’s growth objectives, the Compensation Committee has determined that payment of incentive compensation should be based solely upon attainment of quarterly and annual revenue targets. To the extent the Company exceeds these 2007 revenue targets, twenty-five percent of the excess will be used to fund the Company’s incentive compensation plan, for executive and non-executive employees on varying percentages, provided the Company remains compliant with its banking covenants after paying incentive compensation. The balance of the excess over budget will be used to fund the Company’s growth objectives.

Because the Company does not give quarterly earnings guidance, we believe it would be harmful to the Company to disclose the specific performance targets used by the Compensation Committee in establishing incentive compensation targets. We believe the targets established by the Compensation Committee are difficult to achieve. During 2006 the Company did not achieve the targets established for the first, second or third quarters; achieved 38% of the fourth quarter target; and did not achieve the annual target.

Long-Term Incentive Compensation – Equity Compensation

Historically, our executive officers have been eligible for stock awards and we have granted stock options through 2005. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company.

In 1996 we adopted our Stock Option Plan in order to provide equity based performance incentives to our employees. Our 1996 Stock Option Plan expired in January 2006.  Although outstanding options under our 1996 Stock Option Plan may serve to help retain employees and directors who hold the options, we are now seeking stockholder approval for a new stock incentive plan which will allow the Company to grant stock awards to employees (including officers), directors and consultants. The Compensation Committee believes that having a stock incentive plan will assist us in attracting, retaining and motivating officers and other employees, as well as qualified directors.  Under our previous Stock Option Plan, the grants were designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which was generally four years for employees and three years for non-employee directors) encouraged a long-term commitment to the Company by our executive officers and other optionees. The size of the option grant to each optionee was set at a level that the Compensation Committee deemed appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also took into account the individual’s potential for future responsibility and promotion over the option vesting period, and the individual’s performance in recent periods. The Compensation Committee periodically reviewed the number of shares owned by, or subject to options held by, each executive officer, and additional awards were considered based upon past performance of the executive officer. The Compensation Committee continues to believe that an equity compensation plan should be an important element of the Company’s compensation package.  In order to have shares available for the proposed 2007 Stock Incentive Plan, additional authorized shares will be required and a proposal to increase the number shares of authorized common stock  is being submitted to our stockholders for approval in this proxy solicitation (Proposal No. 2).

Typically, we have awarded options to executives upon joining the Company and thereafter annual grants were made in December or January in conjunction with annual compensation adjustments.  On occasion, we also made grants upon the occurrence of an event, such as the acquisition of Tertio Telecoms Limited.  Options were priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joined the Company.  In certain limited circumstances (non-executive employee grants below 25,000 shares per grant), the Compensation Committee authorized the CEO to award stock options and these option grants were reported to the Compensation Committee on a quarterly basis.

The majority of the options granted vest at a rate of 25% per year over the first four years of a ten-year option term.  Vesting rights cease upon termination of employment, and exercise rights generally terminate within three months of termination of employment, subject to longer exercise periods in the case of disability or death.  Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.

Retirement and Other Benefits

All employees in the United States, who are at least twenty-one years of age and who have worked 1,000 hours in a calendar year, are eligible to participate in the Company’s 401(k) plan.  This plan is intended to be a tax-qualified retirement savings plan to which eligible U.S.-based employees, including the named executive officers, are able to contribute an amount equal to their annual compensation or the limits prescribed by the Internal Revenue Service.  All employee contributions to the 401(k) plan are fully vested upon contribution. The Company matches contributions on a discretionary basis, depending upon availability of funds.  Historically, the annual matching contribution has been capped at 2% of the employee’s eligible compensation.  Company matching contributions vest over a three-year period.

Employees of the Company’s subsidiaries outside of the United States are eligible for separate retirement benefits in accordance with local law.  One of the Company’s named executive officers, Mr. Cochran, is an employee of the Company’s London-based subsidiary and participates in its retirement plan.  This plan is a defined contribution plan, similar to the U.S. 401(k) plan.  The Company makes a mandatory five percent (5%) matching contribution to this plan annually.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”).  Generally, any employee, including each named executive, who is customarily employed at least 20 hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate.  Offerings occur quarterly.

No employee may accrue the right to purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year. Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company. Employees who participate in an offering may have up to 15% of their earnings withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares.  Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

The Company provides executive officers with $300,000 in life insurance coverage over and above what is provided to non-executive employees under Company-sponsored life insurance benefits.  The Company pays the premiums on these policies, but the amount of premiums attributable to coverage greater than $50,000 is taxable to the executive.

For U.S.-based executives, the Company also makes available additional long-term disability benefits over and above what is provided to non-executive employees.  The regular benefit for U.S.-based employees provides a benefit at the rate of 66 2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.  The additional-long term disability benefit provides the lesser of $6,000 a month or the difference between 66 2/3% of an executive officer’s monthly base salary and the benefit provided under the regular benefit.  (For example, if an executive’s monthly base salary is $15,000, the additional long-term disability benefit will provide $4,334, the difference between the regular benefit ($5,667) and 66 2/3% of his or her base salary.)  This additional benefit is payable until age 65.  The executive is responsible for paying the premiums on this policy, but if he or she elects this benefit, the Company reimburses the executive for the amount of the premiums and the taxes attributable to those premiums (“tax gross-up”).

Perquisites and Other Personal Benefits

The Company allows our executive officers to upgrade to business class on certain international flights for business purposes. Except as noted above relating to life and disability insurance benefits, the Company does not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of our executive officers and members of our Board of Directors.  Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page XX.

Employment and Severance Agreements

The executive officers each have severance provisions in their compensation agreements providing for payments to the executive upon termination of employment, subject to certain limitations.  Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page XX.  All U.S.-based executive officers are employed “at-will” and do not have employment contracts, although the Company has entered into compensation agreements with each of the executive officers describing compensation and certain provisions that apply in the case of termination of employment.  Consistent with local practice, the Company’s London-based subsidiary has entered into an employment contract with Mr. Cochran.

Change of Control Agreements

The Company has entered into a Change of Control Agreement with each of our executive officers.  In our experience, change of control agreements for executive officers are common among our peer group (described on page XX under the heading “Base Salary,” and our Board of Directors and Compensation Committee believe that providing these agreements to our named executive officers will protect stockholders’ interests in the event of a change of control by enabling executives to consider corporate transactions that are in the best interest of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment.  Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Payments Made Upon a Change of Control” on page XX.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year.  Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.  The Compensation Committee intends to continue to evaluate the effect of Section 162(m) of the Code in the future to the extent consistent with the best interest of the Company.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based compensation payments including its stock option program and its stock purchase program in accordance with the requirements of Statement of Financial Standards No. 123R, “Share-Based Payment (FAS 123R).”  FAS 123R sets forth accounting requirements for “share-based” compensation and requires companies to recognize in their income statements the grant-date fair value of stock options and other equity-based compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussions and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman
George A. Hallenbeck
Philip M. Neches

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Neches, Nicol and Hallenbeck served as members of the Compensation Committee of the Board of Directors during fiscal 2006. Messrs. Neches and Hallenbeck became members of the Compensation Committee in November 2005. Mr. Nicol became a member of the Compensation Committee in March 2004. Mr. Hallenbeck was an executive officer of the Company until September 2, 2005. Except as noted for Mr. Hallenbeck, none of the members of the Compensation Committee were, at any time during fiscal 2006, nor at any other time, officers or employees of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)		Total ($)

Stephen K. Gartside, Jr. President & Chief Executive Officer	2006	$280,500	$0		$268,502	$15,989	$8,947		$573,938

Brian R. Ervine Executive Vice President, Chief Financial & Administrative Officer, Treasurer	2006	$255,000	$0		$44,540	$11,628	$9,291		$320,459

Thaddeus Dupper Executive Vice President of World Wide Sales & Marketing	2006	$229,500	$0		$50,410	$10,465	$58,787	(5)	$349,162

Anita T. Moseley Sr. Vice President, General Counsel, Secretary	2006	$234,600	$0		$43,559	$8,915	$10,053		$297,127

Stuart Cochran Vice President of Activation & Mediation Market Unit (6)	2006	$230,782	$72,242	(7)	$23,770	$7,016	$11,539		$345,349

(1)  Other than Mr. Cochran, the named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006.

(2)  The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards previously granted pursuant to the Company’s 1996 Stock Option Plan.  No stock options were granted in 2006. This column reflects amounts from awards granted prior to 2006.  Assumptions used in the calculation of this amount are included in footnote XX to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)  The amounts shown in column (f) represent incentive compensation earned for 2006, payable in 2007. The Company did not achieve incentive compensation targets established by the Compensation Committee for the first, second or third quarters of 2006, or the annual target established for 2006, and achieved 38% of the incentive compensation target established for the fourth quarter of 2006.  In 2006, the following amounts were paid for incentive compensation earned for 2005 and not reflected in the table above: Mr. Gartside: $10,006; Mr. Ervine: $7,277; Mr. Dupper: $6,549; Ms. Moseley: $5,579; and Mr. Cochran: $14,869.

(4)  The amount shown in column (g) reflects amounts paid for each named executive officer as follows:

Named Executive Officer	Retirement Plan Matching Contributions	Life Insurance Premiums	Disability Insurance Premiums	Tax Gross-Ups

Stephen K Gartside, Jr.	$4,200	$224	$2,707	$1,816
Brian R. Ervine	$4,200	$272	$3,000	$1,819
Thaddeus Dupper	$4,200	$407	$2,665	$1,451
Anita T. Moseley	$4,200	$380	$3,335	$2,138
Stuart Cochran	$11,539	$0	$0	$0

(5)  Amount includes $50,064 in commissions earned by Mr. Dupper as Executive Vice President of World Wide Sales and Marketing.  Commissions were calculated at .3% of the value of booked orders for licenses and professional services.

(6)  Mr. Cochran resides in the United Kingdom and is paid in Pounds Sterling (“GBP”).  The amounts reported are based upon an exchange rate of 1.95910 USD:1 GBP, determined as of December 31, 2006.

(7)  Mr. Cochran was an employee of Tertio Telecoms Limited, acquired by the Company in November, 2004.  In conjunction with the acquisition, to induce Mr. Cochran to remain with the Company, the Company agreed to pay Mr. Cochran a retention bonus.  The bonus was paid in January 2006.

GRANTS OF PLAN BASED AWARDS (1)

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)
Name	Threshold ($)	Target ($)	Maximum ($)

Stephen K. Gartside, Jr. (3)	$126,225	$210,375	$315,563

Brian R. Ervine (4)	$91,800	$153,000	$229,500

Thaddeus Dupper (5)	$82,620	$153,000	$206,550

Anita T. Moseley (6)	$70,380	$117,300	$175,950

Stuart Cochran (7)	$55,388	$ ,92,313	$138,470

(1)  This table does not contain any information relative to equity incentives because no stock or options were granted to the named executive officers in 2006.

(2)  Columns (b) (c) and (d) reflect the amounts that would have been earned by the named executive officers had the Company achieved its 2006 revenue and EBITDA performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page XX ).  The Company did not achieve the performance targets established for the first, second or third quarters of 2006, or the annual performance target, and achieved 38% of its target for the fourth quarter of 2006.  The Threshold amounts (60% of the Target amount), would have been earned if the Company had achieved 90% of its revenue and EBITDA objectives; the Target amounts would have been earned if the Company had achieved 100% of its revenue and EBITDA objectives; and the Maximum amount (150% of the Target amount) would have been earned if the Company had achieved 150% or more of its revenue and EBITDA objectives.

(3)  Mr. Gartside’s 2006 compensation plan provided for potential incentive pay equal to 75% of his base salary.  The amounts are based upon his 2006 position and salary.

(4)  Mr. Ervine’s 2006 compensation plan provided for potential incentive pay equal to 60% of his base salary.  The amounts are based upon his 2006 position and salary.

(5)  Mr. Dupper’s 2006 compensation plan provided for potential incentive pay equal to 60% of his base salary.  The amounts are based upon his 2006 position and salary.  Mr. Dupper also received commissions which are not reflected in this table (see “Summary Compensation Table” on page XX.

(6)  Ms. Moseley’s 2006 compensation plan provided for potential incentive pay equal to 50% of her base salary.  The amounts are based upon her 2006 position and salary.

(7)  Mr. Cochran’s 2006 compensation plan provided for potential incentive pay equal to 40% of his base salary.  The amounts are based upon his 2006 position and salary.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts reported are based upon an exchange rate of 1.95910 USD:1 GBP, determined as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards (1)
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Stephen K. Gartside, Jr.	37,500	112,500	—	$2.15	12/27/2015
	50,000	—	—	$4.64	11/1/2014
	50,000	—	—	$11.78	1/4/2014
	299,432	45,875	—	$2.93	4/6/2013
	61,067	—	—	$2.85	4/3/2013
	9,375	—	—	$.75	2/27/2012
	18,751	—	—	$.58	12/4/2011

Brian R. Ervine	25,000	75,000	—	$2.15	12/27/2015
	40,000	—	—	$4.64	11/1/2014
	45,000	—	—	$11.78	1/4/2014
	93,750	6,250	—	$.95	1/5/2013
	25,000	—	—	$.75	2/27/2012
	118,000	—	—	$1.32	1/6/2012

Thaddeus Dupper	25,000	75,000	—	$2.15	12/27/2015
	40,000	—	—	$4.64	11/1/2014
	15,625	9,375	—	$4.44	5/5/2014
	100,000	—	—	$8.80	2/22/2014

Anita T. Moseley	18,750	56,250	—	$2.15	12/27/2015
	25,000	—	—	$4.64	11/1/2014
	20,000	—	—	$11.78	1/4/2014
	52,500	7,500	—	$2.93	4/6/2013
	197,792	—	—	$2.85	4/3/2013
	24,750	—	—	$.75	2/27/2012
	52,350	—	—	$.58	12/4/2011

Stuart Cochran	18,750	56,250	—	$2.15	12/27/2015
	75,000	—	—	$4.64	11/1/2014

(1)          Options, other than those with an exercise price equal to or greater than $4.64 per share, vest at a rate of 25% per year over the first four years of the ten-year option term.  On December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $4.64 per share.  The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised any stock options during the fiscal year ended December 31, 2006.  The Company has never granted other stock awards to any of its named executive officers.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans.  In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Each of our named executive officers has entered into a compensation agreement with the Company.  Each agreement provides for base salary and incentive compensation, and, in the case of Mr. Dupper, the Executive Vice President of Worldwide Sales & Marketing during 2006, a commission amount.  In 2006, potential incentive compensation ranged from 40% to 75% of the executive’s base salary, and was to be paid only if we attained quarterly and annual revenue and earnings before interest, taxes, depreciation and amortization EBITDA objectives established by the Compensation Committee.  There was a potential to earn 150% of the target percentage if we exceeded quarterly or annual targets.  We did not achieve our annual or quarterly targets for the first, second or third quarters.  We achieved 38% of our established target for the fourth quarter of 2006.

Each agreement generally provides that in the event the Company terminates the employment of the named executive officer, other than for cause, death or disability, the executive will be paid severance pay.  The amount of the severance pay varies, as described below under the heading “Potential Payments Upon Termination or Change of Control,” depending upon the executive’s position and the circumstances surrounding the termination of employment. In exchange for severance, the named executive will be required to execute a full release of all employment claims with the Company and agree not to compete with us nor to solicit our employees for the period of time during which severance is paid.  The Compensation Agreements do not change the “at-will” nature of the U.S.-based executive officer’s employment with the Company.  Either the Company or the executive officer may terminate a U.S.-based Executive Officer’s employment at any time.  In the case of Mr. Cochran, he is employed under an employment contract, as is customary in the United Kingdom, which provides for three (3) months notice on termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death and termination following a change of control of the executive is shown below.  The amounts assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination.  The actual payments may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements from time to time.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly incentive compensation payments will be pro-rated to the date of separation; the executive must have been employed on December 31st to earn his or her incentive compensation associated with achieving the Company’s annual earnings and EBITDA targets;

•                  vested stock options, which must be exercised within three (3) months of the date of separation, except in the case of disability (12 months), death (18 months) or a change of control of the company (see discussion below); and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

If a named executive officer is terminated for reasons other than cause, he or she will be entitled to severance as follows:  3 months of base pay (Mr. Gartside, Mr. Dupper and Mr. Cochran); 6 months of base pay (Mr. Ervine and Ms. Moseley), except in the case of termination or material change in responsibilities within 6 months of a change in the CEO position, in which case severance for Mr. Ervine and Ms. Moseley will be 9 months of base pay and incentive compensation.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the death or disability of a named executive officer, the officer will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as appropriate.

Payments Made upon a Change of Control

The Company has entered into Change of Control Agreements with each named executive officer.  Under these agreements, upon a “Qualified Termination” (described below)

•                  The named executive officer will receive:

•                  a payment equal to one year of the executive’s base salary, payable in equal increments over a one year period (the “Severance Period”) (or such shorter period as required under the American Jobs Creation Act of 2004) in the Company’s normal payroll cycles;

•                  an amount equal to the executive’s incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over the Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, as well as the Company’s life and disability plans, with the Company continuing to contribute to premiums during the Severance Period at the same rate as if the named executive officer was still employed by the Company;

•                  an amount equal to the excise tax, and related income taxes, a tax gross-up, if any, payable by the named executive officer under Section 280G of the Internal Revenue Code as a result of the receipt of any change of control payments or benefits (applies to U.S. based executives only); and

•                  outplacement services in an amount not to exceed $7,500.

•                  all stock options held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of the named executive officer’s employment by us, without cause, as a result of the influence of a person or entity seeking to cause a Change of Control;

•                  termination of the named executive officer’s employment by us for any reason, other than for cause, disability or death, within 12 months following a Change of Control; or

•                  resignation by the named executive officer following a change in a material condition of the executive officer’s employment in anticipation of a Change of Control or within 12 months following a Change of Control.

In general, the Change of Control agreement is a “double trigger,” meaning that payments are made only if the executive suffers a covered termination of employment as described above.  An executive does not receive payment solely upon the occurrence of a change of control, except that 50% of a named executive officer’s options will automatically vest upon a change of control even if his or her employment is not terminated.

A Change of Control will occur upon:

•                  the sale, transfer or other disposition of all or substantially all of our assets;

•                  a merger or consolidation in which the Company is not the surviving corporation;

•                  a reverse merger in which the Company is the surviving corporation but the shares of our common stock are converted into other property; or

•                  the acquisition by any person, entity or group within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the beneficial ownership of our securities representing at least 50% of the combined voting power entitled to vote in the election of directors.

(Note:  We are in the process of reviewing these agreements and expect to revise the agreements following release of final regulations under the American Jobs Creation Act of 2004.)

In exchange for severance, the named executive will be required to execute a full release of employment claims with the Company and agree not to compete with the Company nor to solicit our employees for the period of time during the Severance Period.

Stephen K. Gartside, Jr.

The following table shows the potential payments upon termination or a change of control of the Company for Stephen K. Gartside, Jr., the Company’s President and Chief Executive Officer during 2006.

Executive Benefit and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$70,125	$0	$280,500
• Incentive Compensation	$0	$0	$210,375

Equity Compensation
• Stock Options (1)
• Vested	$15,000	$15,000	$15,000
• Unvested and accelerated	$0	$0	$0

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$11,379
• Life & Disability Insurance Premiums	$0	$0	$3,633
• Accrued Paid Time Off	$10,450	$0	$10,450
• Outplacement services	$0	$0	$7,500
• Tax Gross-up	$0	$0	$0

Total	$95,575	$15,000	$538,837

(1) The payments relating to stock options represent the value as of December 31, 2006, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 29, 2006 ($1.17).

Brian R. Ervine

The following table shows the potential payments upon termination or a change of control of the Company for Brian R. Ervine, the Company’s Executive Vice President and Chief Financial & Administrative Officer during 2006.

Executive Benefit and Payments Upon Separation	Involuntary Not-for- Cause Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$127,500	$191,250	$0	$255,000
• Incentive Compensation	$0	$91,800	$0	$153,000

Equity Compensation
• Stock Options (1)
• Vested	$111,282	$111,282	$111,282	$111,282
• Unvested and accelerated	$0	$0	$688	$1,375

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$11,379
• Life & Disability Insurance Premiums	$0	$0	$0	$3,884
• Accrued Paid Time Off	$16,243	$16,243	$0	$16,243
• Outplacement services	$0	$0	$0	$7,500
• Tax Gross-up	$0	$0	$0

Total	$255,025	$410,575	$111,970	$559,663

(1) The payments relating to stock options represent the value as of December 31, 2006, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 29, 2006 ($1.17).

Thaddeus Dupper

The following table shows the potential payments upon termination or a change of control of the Company for Thaddeus Dupper, the Company’s Executive Vice President of Worldwide Sales and Marketing during 2006.

Executive Benefit and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$57,375	$0	$229,500
• Incentive Compensation	$0	$0	$137,700

Equity Compensation
• Stock Options (1)
• Vested	$0	$0	$0
• Unvested and accelerated	$0	$0	$0

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$11,379
• Life & Disability Insurance Premiums	$0	$0	$3,684
• Accrued Paid Time Off	$18,687	$0	$18,687
• Outplacement services	$0	$0	$7,500
• Tax Gross-up	$0	$0	$0

Total	$76,062	$0	$408,450

(1) The payments relating to stock options represent the value as of December 31, 2006, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 29, 2006 ($1.17).

Anita T. Moseley

The following table shows the potential payments upon termination or a change of control of the Company for Anita T. Moseley, the Company’s Sr. Vice President and General Counsel during 2006.

Executive Benefit and Payments Upon Separation	Involuntary Not-for- Cause Termination (other than Following Change in CEO and Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$117,300	$175,950	$0	$234,600
• Incentive Compensation	$0	$70,380	$0	$117,300

Equity Compensation
• Stock Options (1)
• Vested	$41,164	$41,164	$41,164	$41,064
• Unvested and accelerated	$0	$0	$0	$0

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$11,379
• Life & Disability Insurance (accrued Premiums)	$0	$0	$0	$4,327
• Accrued Paid Time Off	$20,081	$20,081	$0	$20,081
• Outplacement services	$0	$0	$0	$7,500
• Tax Gross-up	$0	$0	$0

Total	$178,545	$307,575	$41,164	$436,251

(1) The payments relating to stock options represent the value as of December 31, 2006, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 29, 2006 ($1.17).

Stuart Cochran

The following table shows the potential payments upon termination or a change of control of the Company for Stuart Cochran, the Company’s Vice President of Activation and Mediation Market Unit during 2006.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.95910 USD:1 GBP as determined on December 31, 2006.

Executive Benefit and Payments Upon Separation	Involuntary Not for Cause Termination (other than Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$57,695	$0	$230,782
• Incentive Compensation	$0	$0	$92,313

Equity Compensation
• Stock Options (1)
• Vested	$0	$0	$0
• Unvested and accelerated	$0	$0	$0

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$1,285
• Life & Disability Insurance (accrued Premiums)	$0	$0	$ 1,000
• Accrued Paid Time Off	$5,770	$0	$5,770
• Outplacement services	$0	$0	$7,500
• Tax Gross-up	$0	$0	$0

Total	$63,465	$0	$338,650

(1) The payments relating to stock options represent the value as of December 31, 2006, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 29, 2006 ($1.17).

DIRECTOR COMPENSATION

The 2006 compensation schedule for non-employee members of the Board of Directors and the committees of the Board is described in the table below.  Annual compensation is pro-rated to date of appointment to a committee or to committee chairmanship.

	Annual retainer (payable in quarterly increments)	Cash compensation per in person meeting	Cash compensation per telephone meeting (lasting more than 1/2 hour)	Annual cash compensation for Committee membership	Additional annual cash compensation for Chairperson
Board of Directors	$10,000	$1,500	$500		$4,000
Audit Committee				$2,000	$4,000
Compensation Committee				$1,500	$1,500
Governance & Nominating Committee				$1,500	$1,500

In addition, non-employee Directors have historically been granted stock options upon joining the Board of Directors and annually thereafter, with annual grants being made on the date of the annual stockholders’ meeting.  Our stock option plan expired by its own terms on January 18, 2006, and no options were granted to members of the Board of Directors during 2006.

The Company does not provide any deferred compensation, health or other personal benefits to our Directors.  The Company reimburses each Director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

Director Summary Compensation Table

The table below summarizes the compensation earned by non-employee Directors for the fiscal year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
George A. Hallenbeck	$24,500	$12,925	$37,425
Philip M. Neches	$24,000	$27,408	$51,408
David J. Nicol	$22,500	$19,121	$41,621
Steve B. Warnecke	$25,000	$38,703	$63,703

(1)  Stephen K. Gartside, Jr., the Company’s President and Chief Executive Officer during 2006, is not included in this table as he was an employee of the Company in 2006 and thus did not receive compensation for his services as a Director.  The compensation received by Mr. Gartside as an employee of the Company is shown in the Summary Compensation Table on page XX.

(2)  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R).  No stock options were granted in 2006 as the Company’s 1996 Stock Option Plan expired in January of 2006, and thus this column reflects amounts from awards granted prior to 2006.  As of December 31, 2006, each Director named above has the following number of options outstanding:  George A. Hallenbeck: 801,112; Philip M. Neches: 70,000; David J. Nicol: 90,000; and Steve B. Warnecke: 153,334.  Options granted to Directors vested quarterly over a three year period, except that on December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $4.64 per share. The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

(3)  Each of the Company’s non-employee Directors has been granted options which provide for acceleration of vesting of the number of options which would have vested over the 12-month period following the date on which a Change of Control occurs.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS,
AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock and preferred stock as of [March 1, 2007] by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned(1)		Shares of Preferred Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership
George A. Hallenbeck (2) 6 Polo Club Drive Denver, CO 80206	1,522,167	8.0%	—	—

Stephen K. Gartside, Jr. (3) c/o Evolving Systems, Inc. 9777 Pyramid Court, Suite 100 Englewood, CO 80112	687,160	3.6%	—	—

Philip M. Neches (4) 60 Lenox Road Summit, NJ 07901	31,667	*	—	—

David J. Nicol (5) 9871 West 83rd Street Overland Park, KS 66204	76,667	*	—	—

Steve B. Warnecke (6) 1026 Anaconda Drive Castle Rock, CO 80108	172,472	*	—	—

Disciplined Growth Investors, Inc. (7) 100 South 5th Street, Suite 2100 Minneapolis, MN 55402	981,450	5.1%	—	—

Advent International Corporation (8) 75 State Street Boston, MA 02109	1,324,131	6.9%	441,377	46%

Apax Europe IV GP Co. Limited(9) 13 - 15 Victoria Road St. Peter Port Guernsey Channel Islands GY1 3ZD	1,385,274	7.3%	461,758	48%

Brian R. Ervine (10) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	372,908	1.9%	—	—

Thaddeus Dupper (11) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	300,141	1.6%	—	—

Anita T. Moseley (12) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	423,485	2.2%	—	—

Stuart Cochran (13) c/o Evolving Systems Limited Riverside Buildings 108 Walcot Street Bath, UK BA1 5BG	105,720	*	—	—

All executive officers and directors as a group (9 persons) (14)	3,692,387	19.3%	—	—

*              Less than one percent (1.0%).

(1)                                  Percentage of common stock beneficially owned is based on [16,233,646] shares of common stock and [966,666] shares of Series B Convertible Preferred Stock, convertible into [2,899,998] shares of common stock for a total of [19,133,644] shares on an as converted basis.  Percentage of preferred stock beneficially owned is based on [966,666] shares of Series B Convertible Preferred Stock.

(2)                                  Includes 777,779 shares subject to stock options exercisable within 60 days of March 1, 2007.

(3)                                  Includes 581,875 shares subject to stock options exercisable within 60 days of March 1, 2007.

(4)                                  Represents shares subject to stock options exercisable within 60 days of March 1, 2007.

(5)                                  Includes 66,667 shares subject to stock options exercisable within 60 days of March 1, 2007.

(6)                                  Includes 130,001 shares subject to stock options exercisable within 60 days of March 1, 2007.

(7)                                  Based solely upon the Schedule 13G information filed with the SEC by Disciplined Growth Investors, Inc. on December 31, 2006.

(8)                                  Consisting of shares of Series B Convertible Preferred Stock held by the following Advent funds which are convertible into the following number of shares of our common stock: 454,473 shares held by Global Private Equity III Limited Partnership; 208,905 shares held by Global Private Equity III-A Limited Partnership; 10,446 shares held by Global Private Equity III-B Limited Partnership; 139,269 shares held by Global Private Equity III-C Limited Partnership; 69,633 shares held by Advent PGGM Global Limited Partnership; 37,137 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 34,818 shares held by Advent European Co-Investment Program Limited Partnership; 6,870 shares held by Advent Partners GPE III Limited Partnership; 2,037 shares held by Advent Partners (NA) GPE III Limited Partnership; 45,456 shares held by Digital Media & Communications II Limited Partnership; 28,407 shares held by Advent Crown Fund II C.V.; 281,586 shares held by Advent Global GECC III Limited Partnership; and 5,094 shares held by Advent Partners Limited Partnership. Advent International Corporation, the private equity firm that is the general partner of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all of the Advent Shares.

(9)                                  Consisting of shares of Series B Convertible Preferred Stock which are convertible into 1,385,274 shares of our common stock. Apax Europe IV GP Co. Limited is the general partner of Apax Europe IV GP, L.P. which is the managing general partner of each of the Apax Europe IV Funds. The “Apax Shares” are distributed among Apax Europe IV-A, L.P., Apax Europe IV-B, L.P., Apax Europe IV-C GmbH & Co. KG, Apax Europe IV-D, L.P., Apax Europe IV-E, L.P., Apax Europe IV-F, C.V. and Apax Europe IV-G, C.V. (the “Apax Europe IV Funds”).

(10)                            Includes 359,250 shares subject to stock options exercisable within 60 days of March 1, 2007.

(11)                            Includes 188,437 shares subject to stock options exercisable within 60 days of March 1, 2007.

(12)                            Includes 403,329 shares subject to stock options exercisable within 60 days of March 1, 2007.

(13)                            Includes 98,437 shares subject to stock options exercisable within 60 days of March 1, 2007.

(14)                            Includes 2,637,442 shares subject to stock options exercisable within 60 days of March 1, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of  three (3) directors appointed by the Board of Directors. Each of the committee members, Mr. Neches, Mr. Nicol and Mr. Warnecke, satisfies the independence and financial management expertise requirements of Nasdaq’s Audit Committee Policy and Mr. Warnecke has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Warnecke’s relevant experience, please see his biographical information contained in Proposal 1 of this Proxy Statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”).  An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “Company—Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)                                  hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)                                  establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)                                  review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit related work;

(4)                                  review financial press releases with management;

(5)                                  review consolidated financial statements and disclosures;

(6)                                  pre-approve all audit and permitted non-audit services; and

(7)                                  develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial Officer. All of the services provided by the independent registered public accounting firm in 2005 and 2006 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged KPMG LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2006. Our Audit Committee entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Review of Fiscal Year 2006 Financial Statements

In connection with its review of our Fiscal Year 2006 Financial Statements, the Audit Committee has:

(1)                                  reviewed and discussed the audited consolidated financial statements with management;

(2)                                  discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be disclosed by SAS 61 (as amended by SAS 89) and SAS 90; and

(3)                                  received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (“ISB 1”) and discussed with KPMG LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2006 be included in the Company’s 2006 Annual Report on Form 10-K.

The following table sets forth information regarding fees for services rendered by KPMG LLP to the Company related to the fiscal years ended December 31, 2006 and 2005:

Types of Fees	KPMG Fees 2006	KPMG Fees 2005
Audit Fees	$462,000	$356,500
Tax Fees	$5,100	$0
Total Fees	$467,100	$356,500

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform such as the review of our interim consolidated financial statements included in our Form 10-Q filings, consents and assistance with and review of documents filed with the SEC. Additionally, we engaged KPMG LLP to perform audit related services for our statutory audits of our United Kingdom and Indian subsidiaries. The fees incurred for these services during the year ended December 31, 2006 were $47,000.

Tax Fees were for services related to certain tax compliance at our foreign subsidiaries and transfer pricing at our Indian subsidiary, including the preparation of tax returns, tax planning and advice.

The Audit Committee has considered the nature of all non-audit services and believes that such services are compatible with maintaining the independent registered public accounting firm’s independence.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Philip M. Neches

David J. Nicol

Steve B. Warnecke

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into a Management Change of Control Agreement with each of our named executive officers. These agreements are described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our Directors and named executive officers. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Change of Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee. Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. We believe that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between us and any of our Officers, Directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information,  “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as S-3 registration statements filed in connection with our acquisition of CMS Communications, Inc. and Tertio Telecoms Limited, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to the Code of Business Conduct will be disclosed on our website. The address of our website is www.evolving.com; however, the information found on our website is not part of this Proxy Statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol EVOL.

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2006. Stockholders are referred to such report for financial and other information about the activities of the Company.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.
9777 Pyramid Ct., Suite 100
Englewood, CO 80112
Attn: Anita T. Moseley, Secretary
(303) 802-1000

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2008 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Stockholder Proposals) and received by the Secretary of the Company on or before December 13, 2007. A stockholder proposal or nomination for director for consideration at the 2008 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 3, 2008 and no later than April 2, 2008. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley
Secretary

APPENDIX A

AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

OF

EVOLVING SYSTEMS, INC.

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

Evolving Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the “Corporation”), does hereby certify:

1.             The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 10, 1996.

2.             This Amendment to the Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.             Article IV, Section A of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“A.          CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is forty-two million (42,000,000), of which forty million (40,000,000) shares shall be Common Stock and two million (2,000,000) shall be Preferred Stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share.”

IN WITNESS WHEREOF, Evolving Systems, Inc. has caused this Amendment to Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this        day of                   , 2007.

EVOLVING SYSTEMS, INC.

By:
Name: Thaddeus Dupper
Title: President and Chief Executive Officer

A-1

APPENDIX B

EVOLVING SYSTEMS, INC.
2007 STOCK INCENTIVE PLAN

Adopted by the Board of Directors on March 12, 2007
Approved by the Stockholders on                   , 2007

1.             GENERAL

(a)           Purpose.  The primary purposes of the Evolving Systems, Inc. 2007 Stock Incentive Plan are to attract, retain and motivate employees, directors and consultants, to compensate them for their contributions to the growth and profits of the Company and its Affiliates and to encourage them to own Common Stock.

(b)           Types of Awards.  The Plan permits the award of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Awards, and (vii) Other Stock-Based Awards.

2.             DEFINITIONS

Except as otherwise provided in an applicable Award Agreement, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

(a)           “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one of more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries.  Solely with respect to the grant of an Incentive Stock Option, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)           “Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.

(c)           “Award Agreement” means the written or electronic document setting forth the terms and conditions of an Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(d)           “Board” means the Board of Directors of Evolving Systems, Inc.

(e)           “Change of Control” means the occurrence of any of the following events:

(i)            a sale of substantially all of the assets of the Company;

(ii)           a merger or consolidation in which the Company is not the surviving corporation;

(iii)          a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(iv)          the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

(g)           “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer the Plan, or if no committee is appointed, the Board.  The Compensation Committee or the Board may

designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Common Stock may be listed, (ii) consist solely of persons who qualify as an “outside director” within the meaning of Section 162(m) of the Code, and (iii) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(h)           “Common Stock” means a share of Evolving Systems, Inc., common stock, $0.001 par value per share.

(i)            “Company” means Evolving Systems, Inc., a Delaware corporation.

(j)            “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(k)           “Continuous Service” means continuous service as an Employee, Director or Consultant to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated service, so long as such Participant continues service as an Employee, Director or Consultant.  Whether a termination or interruption in service shall have occurred for purposes of the Plan shall be determined by the Committee (or its designee), which determination shall be final, binding and conclusive.

(l)            “Covered Employee” means the chief executive officer and the four (4) highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code and other employees who may become subject to such reporting.

(m)          “Director” means a member of the Board.

(n)           “Dividend Equivalents” means any right granted under Section 11 of the Plan.

(o)           “Employee” means any person employed by the Company or an Affiliate, determined in accordance with the Company’s standard personnel policies and practices.

(p)           “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

(q)           “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)            If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Committee, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the determination date, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(r)            “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award.

(s)           “Incentive Stock Option” means an Option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(t)            “Nonstatutory Stock Option” means an Option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(u)           “Option” or “Stock Option” means a right to purchase one or more shares of Common Stock.

(v)           “Other Stock-Based Award” means any right granted under Section 10 of the Plan.

(w)          “Participant” means an eligible individual who is granted an Award under the Plan.

(x)            “Performance Award” means any right granted under Section 9 of the Plan.

(y)           “Performance Criteria” means any quantitative or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company, an Affiliate or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(z)            “Performance Period” means any period as determined by the Committee in its sole discretion.

(aa)         “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(bb)         “Qualifying Performance Criteria” means one or more of the following performance criteria applied to the individual, the Company as a whole, an Affiliate, a business unit, or any combination thereof, and measured quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous quarter or year’s results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement: (i) revenue (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) net earnings, (iv) net income, and (v) cash flow, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(cc)         “Plan” means this Evolving Systems, Inc. 2007 Stock Incentive Plan.

(dd)         “Restricted Stock” means an Award of shares of Common Stock granted under Section 8 of the Plan.

(ee)         “Restricted Stock Unit” means a right granted under Section 8 of the Plan that is denominated in shares of Common Stock.

(ff)           “Share Reserve” means as defined in Section 4 of the Plan.

(gg)         “Stock Appreciation Right” means any right granted under Section 7 of the Plan.

(hh)         “Substitute Award” means an Award granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines.

3.             PLAN ADMINISTRATION

(a)           Authority of the Committee.  Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate.  The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)            designate Participants;

(ii)           determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)          determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)          determine the terms and conditions of any Award;

(v)           determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)          determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)         interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)        establish, amend, suspend, or waive such rules and guidelines;

(ix)           appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)            make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)           correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)           Administrative Actions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.  Actions of the Committee may be taken by:

(i)            the Chairman of the Committee;

(ii)           a subcommittee, designated by the Committee;

(iii)          the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv)          one or more officers of the Company, as authorized by the Committee, or a committee of such officers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

(c)           No Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

4.             SHARES SUBJECT TO THE PLAN

(a)           Shares Available.  Subject to adjustment as provided in Section 14 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 2,000,000 shares (“Share Reserve”).  Each share of Common Stock issued pursuant to an Award shall reduce the Share Reserve by one (1) share; provided, however, that for each Full-Value Award, the Share Reserve shall be reduced by one and one-half (1.5) shares.  To the extent that a distribution pursuant to an Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Award.  Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is 2,000,000 shares, subject to adjustment as provided in Section 14 of the Plan.

(b)           Individual Award Limits.  Subject to adjustment as provided in Section 14, the number of shares of Common Stock that may be granted under the Plan during any calendar year to an individual Participant shall not exceed 500,000 shares.  The maximum dollar amount that may be paid to a single Participant in any calendar year shall not exceed $500,000.

(c)           Changes to the Share Reserve.  If an Award granted under the Plan shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired by the Participant under such Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that shares of Common Stock shall not revert or be added to the Share Reserve that are (A) tendered in payment of an Option, (B) withheld by the Company to satisfy any tax withholding obligation, or (C) purchased by the Company with the proceeds from the exercise of Options, and provided, further, that shares of Common Stock covered by a Stock Appreciation Right, to the extent the right is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

(d)           Source of Shares.  Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or reacquired shares, bought on the market or otherwise.

(e)           Substitute Awards.  In the case of Substitute Awards, the shares of Common Stock subject to the Substitute Award shall not reduce the Share Reserve.  If a Substitute Award shall for any reason expire, be cancelled or otherwise terminate, in whole or in part, be settled in cash or otherwise settled by issuance of fewer shares, the shares of Common Stock not acquired by the Participant shall not be added to the Share Reserve.  Further, any shares of Common Stock withheld or delivered to pay tax withholding obligations relating to a Substitute Award shall not reduce the Share Reserve.

5.             ELIGIBILITY

Individuals eligible to participate in this Plan include Employees, Directors and Consultants of the Company, or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted under Section 409A of the Code.

6.             STOCK OPTIONS

(a)           Grant of Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions, and any other terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine.  Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

(b)           Award Agreement.  Each Option granted under the Plan shall be evidenced by an Award Agreement.  The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

(i)            Exercise Price.  The purchase price per share of Common Stock that may be purchased by an Option shall be determined by the Committee; provided, however, and except with respect to Substitute Awards or as provided in Section 14, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(ii)           Term.  The term of each Option shall not exceed ten (10) years from the date of grant.

(iii)          Vesting; Restrictions on Exercise.  The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option.  Each Option shall become exercisable and shall vest over such period of time, or upon such events or such Performance Criteria, as determined by the Committee.

(iv)          Time and Method of Exercise.  The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares of Common Stock, or other Awards or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(v)           Termination of Continuous Service.  Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Option following termination of the Participant’s Continuous

Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Continuous Service. In the absence of specific provisions in an Award Agreement setting forth rights to exercise following termination of a Participant’s Continuous Service, the following shall apply:

(A)          Termination of Continuous Service Other than as a Result of Disability or Death.  In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(B)           Disability of a Participant.  In the event a Participant’s Continuous Service terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(C)           Death of a Participant.  In the event of the death of a Participant during, or within a period specified in the Option Agreement after the termination of, the Participant’s Continuous Service, the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death pursuant to subsection 15(b), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(c)           Limitations on Incentive Stock Options.

(i)            Initial Exercise.  The aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000.  For this purpose, the Fair Market Value of the shares of Common Stock shall be determined as of the date of grant and each Incentive Stock Option shall be taken into account in the order granted.

(ii)           Ten Percent Stockholders.  An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an exercise price at least equal to 110% of the Fair Market Value of a share of Common Stock on the date of grant and the term of the Option shall not exceed five (5) years.

(iii)          Notification of Disqualifying Disposition.  If any Participant shall make any disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

7.             STOCK APPRECIATION RIGHTS

(a)           Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee.

(b)           Award Agreement.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement.

(i)            Grant Price.  The grant price shall be determined by the Committee; provided, however, and except as provided in Section 14, that such price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)           Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)          Time and Method of Exercise.  The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.  At the discretion of the Committee, the payment upon exercise may be in cash, shares of Common Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

(iv)          Termination of Continuous Service.  Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Continuous Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Continuous Service.

8.             RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)           Grant of Restricted Stock or Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b)           Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement.

(i)            Restrictions on Transfer.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  Unrestricted shares of Common Stock, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(ii)           Share Registration.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)          Forfeiture.  Upon termination of Continuous Service during the restriction period, except as determined otherwise by the Committee, all shares of Restricted Stock and all Restricted Stock Units that are then subject to restrictions shall be forfeited and reacquired by the Company.

9.             PERFORMANCE AWARDS

(a)           Grant of Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants.  Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.

(b)           Award Agreement.  Each grant of a Performance Award shall be evidenced by an Award Agreement.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)            may be denominated or payable in cash, shares of Common Stock (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)           shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(c)           Covered Employee.  The Committee may from time to time grant Awards to Covered Employees that are intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code.  For purposes of such Awards, the Committee shall consider all of the requirements of Section 162(m), including the Qualifying Performance Criteria, approvals and certification by solely outside directors, the individual Award limits and any other requirements under Section 162(m) of the Code.

10.          OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards.  Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine.

11.          DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants the right, if so determined by the Committee, to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Common Stock covered by the Award.  The Committee may provide that any dividends paid on shares of Common Stock subject to an Award must be reinvested in additional shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award.  Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.  All distributions, if any, received by a Participant with respect to an Award as a result of any split, Common Stock dividend, combination of shares of Common Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.          TAX WITHHOLDING

The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

13.          CANCELLATION AND RE-GRANT OF OPTIONS

(a)           The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of common stock, but having an exercise price per share not less than 100% of the Fair Market Value, or, in the case of a ten percent (10%) stockholder (as defined in subsection 6(c)), not less than one 110% of the Fair Market Value) per share of Common Stock on the new grant date.

(b)           Prior to the implementation of any such repricing or cancellation of one or more outstanding Options as described in Section 13(c), the Board shall obtain the approval of the stockholders of the Company to the extent required by the New York Stock Exchange, Nasdaq or other securities exchange listing requirements applicable to the Company, or applicable law.

(c)           To the extent required by Section 162(m) of the Code, shares subject to an Option canceled under this Section 13 shall continue to be counted against the maximum award of Options permitted to be granted during any calendar year to an individual Participant pursuant to Section 4(b) of the Plan.  The repricing of an Option hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a new Option; in the event of such repricing, both the original and the new Options shall be counted against the maximum awards of Options permitted to be granted during any calendar year to an individual Participant pursuant to Section 4(b) of the Plan.  The provisions of this Section 13(c) shall be applicable only to the extent required by Section 162(m) of the Code.

14.          ADJUSTMENTS UPON CHANGES IN STOCK

(a)           Changes in Capital.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards.  Such adjustments shall be made by the Committee, proportionately so as to put the Participant in the same economic position both prior to and after the change in capital.  The determination of the Committee shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)           Change of Control.  In the event of a Change of Control, to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof), shall assume any Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan and such Awards shall continue in full force an effect.  In the event any surviving corporation (or an Affiliate) refuses to assume or continue such Awards, or to substitute similar Awards for those outstanding under the Plan, then vesting (or release from the repurchase option) shall accelerate such that such Awards are fully vested at such event and shall be exercisable for a period of 15 days after notice from the Company.  If not so exercised within the 15 day period, then such Awards shall be terminated.

15.          GENERAL PROVISIONS

(a)           Forms of Payment for Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, rights in or shares issuable under the Award or other Awards, other securities, or other Awards or any combination thereof, and may be in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with the rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(b)           Limits on Transfer of Awards.  Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of a Participant.  Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(c)           Conditions and Restrictions Upon Securities Subject to Awards.  The Committee may provide that the shares of Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award.  Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation: (i) restrictions under an insider trading policy or pursuant to applicable law; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements; (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (iv) provisions requiring shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(d)           Share Certificates.  All shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock or other securities are then listed, an any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the registration or delivery of stock certificates through the use of book-entry registration.

(e)           Changes in Accounting or Tax Rules.  Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

(f)            Nonexclusivity of the Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

(g)           Other Award Agreement Provisions.  Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

(h)           Other Employee Benefits.  The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units, Performance Awards, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

(i)            Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(j)            Governing Law.  The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

(k)           Section 409A.  Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code.  If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.  The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

(l)            Stockholder Rights.  No Participant nor any other holder of an Award granted under the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise of the Award or lapse of restrictions pursuant to its terms.

16.          AMENDMENT, MODIFICATION AND TERMINATION

(a)           Amendment, Modification, and Termination.  Subject to Sections 3, 15(k) and 16(b), the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

(b)           Awards Previously Granted.  Except as otherwise may be required under Section 15(k), notwithstanding Section 16(a), to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

17.          STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan shall be effective immediately upon approval by the stockholders.  Unless sooner terminated by the Board, this Plan shall terminate automatically on March 11, 2017.  After the Plan is terminated, no Awards may be granted.  Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.